QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Plante & Moran, PLLC Suite 300 19176 Hall Road Clinton Township, MI 48038 Tel: 586.416.4900 Fax: 586.416.4901 plantemoran.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Forms S-3 (Registration No.'s 333-135872, 333-148601, 333-160791, 333-160710 and 333-181003) and Forms S-8 (Registration No.'s 333-66791, 333-126627, 333-135896, 333-146817, 333-153046, 333-160135, 333-169003, 333-182043, and 333-189586) of Rockwell Medical, Inc. and Subsidiary of our reports dated February 27, 2015 on the consolidated financial statements and related financial statement schedule of Rockwell Medical, Inc. and Subsidiary as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 and on the effectiveness of the Company's internal control over financial reporting as of December 31, 2014, appearing in the Annual Report on Form 10-K of Rockwell Medical, Inc. and Subsidiary for the year ended December 31, 2014.

/s/ Plante & Moran, PLLC

Clinton Township, Michigan
March 3, 2015

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM